UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2004

                              NUTECH DIGITAL, INC.
               (Exact name of Registrant as specified in charter)


       California                   000-50021                 95-4642831
(State or other jurisdiction   (Commission File Number) (IRS Employer
of incorporation)                                       Identification Number)

                               7900 Gloria Avenue
                           Van Nuys, California 91406
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (818) 994-3831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 7.01.        REGULATION FD DISCLOSURE

                  On October 14, 2004 the Registrant, NuTech Digital, Inc., issued a press release relating to its earnings for the quarter ended September 30, 2004. The Registrant included in the third quarter revenues a royalty in the amount of $266,667 that it has now determined should not have been included due to the method of payment required by the agreement. Therefore, the Registrant is issuing a correction to the press release.

ITEM 9.01         FINANCIAL STATEMENTS AND OTHER EXHIBITS

                  Exhibit 99.       Press Release

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC.



By: /s/ Lee Kasper
   -----------------------------------------
        Lee Kasper, President
Dated:  October 29, 2004